SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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GREEN MOUNTAIN COFFEE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GREEN MOUNTAIN COFFEE, INC.
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on
Thursday, April 4, 2002
____________________

To Our Stockholders:

The Annual Meeting of Stockholders of Green Mountain Coffee, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 81 Demeritt Place, Waterbury, Vermont (directions enclosed) on April 4, 2002 at 10:00 AM:

1. To consider and vote upon a proposal to approve and adopt an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), proposed by the Company to establish a classified board of directors of the Company (the "Board of Directors") having three classes with staggered three-year terms.

2. To consider and vote upon a proposal to approve and adopt an amendment to the Certificate of Incorporation proposed by the Company to provide that any vacancy on the Board of Directors be filled only by a vote of the majority of directors then in office.

3. To consider and vote upon a proposal to approve and adopt an amendment to the Certificate of Incorporation proposed by the Company to eliminate the ability of stockholders of the Company to take action by written consent without a meeting of the stockholders of the Company.

4. To consider and vote upon a proposal to approve and adopt an amendment to the Certificate of Incorporation proposed by the Company to eliminate the ability of stockholders of the Company to call special meetings of the stockholders of the Company.

5. To elect seven directors of the Company to serve until the election and qualification of their respective successors.

6. To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

Approval of each of proposals one through four (the "Charter Proposals") is conditioned upon the approval of all the Charter Proposals. In the event that any of the Charter Proposals are not approved by the Company's stockholders, the Company's existing Certificate of Incorporation shall remain in effect without further amendment.

The Board of Directors has fixed the close of business on February 4, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of those stockholders will be open to examination by any stockholder for any purpose germane to the Meeting during ordinary business hours at the executive offices of the Company for a period of 10 days before the Meeting.

All stockholders are cordially invited to attend the Meeting.

Sincerely,

/s/ Robert D. Britt

Robert D. Britt

Secretary

Waterbury, Vermont

March 4, 2002

All stockholders are urged to attend the Meeting in person or by proxy. Whether or not you expect to be present at the Meeting, please mark, sign and return the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

GREEN MOUNTAIN COFFEE, INC.
Proxy Statement- Table of Contents Page

INFORMATION CONCERNING SOLICITATION AND VOTING *

General *

Voting *

Solicitation and Revocation of Proxies *

THE CHARTER PROPOSALS *

Reasons for the Charter Proposals *

Existing Anti-Takeover Devices *

Anti-Takeover Effects of the Charter Proposals *

Item 1: Proposal to Institute a Classified Board of Directors *

Item 2: Proposal to Provide for the Filling of Vacancies on the Board of Directors *

Item 3: Proposal to Eliminate the Right of Stockholders to Take Action by Written Consent *

Item 4: Proposal to Eliminate the Right of Stockholders to Call a Special Meeting *

Item 5: Election of Directors *

General Information Concerning the Board of Directors and its Committees *

Audit Committee Report *

Directors' Compensation *

Section 16(a) Beneficial Ownership Reporting Compliance *

EXECUTIVE COMPENSATION *

Summary Compensation Table *

Option Grants in Last Fiscal Year *

Aggregated Options Exercises *

Compensation Committee Report Executive Compensation for FY 2001 *

Performance Graph *

Employment Agreements *

Compensation Committee Interlocks and Insider Participation *

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT *

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS *

FINANCIAL AND OTHER INFORMATION *

OTHER BUSINESS *

INDEPENDENT AUDITORS *

Audit Fees *

Financial Information Systems Design and Implementation Fees *

All Other Fees *

PROPOSALS OF STOCKHOLDERS *

APPENDIX A *

APPENDIX B *

PROXY CARD *

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by the Board of Directors (the "Board") of Green Mountain Coffee, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held on Thursday, April 4, 2002 at 10 a.m. at the Company's offices located at 81 Demeritt Place, Waterbury, Vermont. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of record on or about March 8, 2002.

The Company is a Delaware holding company whose only asset is presently the stock of Green Mountain Coffee Roasters, Inc., a Vermont corporation ("Roasters"). As used in this proxy statement, unless the context otherwise requires, references to the "Company" or "Green Mountain" include the Company and Roasters.

At the Annual Meeting, stockholders will be asked to (1) consider and vote upon a proposal to approve and adopt an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), proposed by the Company to establish a classified Board of Directors having three classes with staggered three-year terms; (2) consider and vote upon a proposal to approve and adopt an amendment to the Certificate of Incorporation proposed by the Company to provide that any vacancy on the Board of Directors be filled only by a vote of the majority of directors then in office; (3) consider and vote upon a proposal to approve and adopt an amendment to the Certificate of Incorporation proposed by the Company to eliminate the ability of stockholders of the Company to take action by written consent without a meeting of the stockholders of the Company; (4) consider and vote upon a proposal to approve and adopt an amendment to the Certificate of Incorporation proposed by the Company to eliminate the ability of stockholders of the Company to call special meetings of the stockholders of the Company; (5) elect the following nominees as directors of the Company to serve until the election and qualification of their respective successors: William D. Davis, Jules A. del Vecchio, Robert P. Stiller, William G. Hogan, Hinda Miller, Kathryn S. Brooks and David E. Moran, and (6) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Approval of each of proposals one through four (individually, a "Charter Proposal" and collectively, the "Charter Proposals") is conditioned upon the approval of all the Charter Proposals. In the event that any of the Charter Proposals are not approved by the Company's stockholders, the Certificate of Incorporation will remain in effect without amendment.

The Board of Directors presently has eight members, however, at this time the Board of Directors and its Nominating Committee have only nominated seven nominees for election at the Annual Meeting. Therefore, it is likely that following the Annual Meeting there will be a vacancy on the Board of Directors. In the event that the Charter Proposals are approved, this vacancy would only be permitted to be filled by the Board of Directors in accordance with proposal two.

The principal offices of the Company are located at 33 Coffee Lane, Waterbury, Vermont, 05676, and the Company's telephone number is (800) 545-2326.

Voting

To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

As of the close of business on February 4, 2002, the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting, 6,725,639 shares of the Company's common stock, par value $0.10 per share, were outstanding. The presence in person or by proxy of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Each stockholder is entitled to one vote for each share of common stock held as of the record date. Stockholders may not cumulate votes for the election of directors. Directors are elected by plurality vote. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval has been obtained, but are counted for quorum purposes.

If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in his or her discretion, vote for another person as director or vote to reduce the number of directors to less than seven, as the Board of Directors may recommend.

Solicitation and Revocation of Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR each of the Charter Proposals and voted FOR the election of the seven directors proposed by the Board. In addition, shares represented by your proxy will be voted in the named proxies' discretion on any matter of which the Company did not have notice by December 29, 2001 and, to the extent permitted by law, on any other business that may properly come before the Meeting and any adjournments. Your proxy will only be used at the Annual Meeting and any adjournments.

Once you execute and return your proxy to the Board, you may revoke or change it at any time before it is voted at the Annual Meeting by: (i) delivering a written notice of revocation to the Secretary of the Company at 33 Coffee Lane, Waterbury, VT 05676; (ii) delivering another signed proxy to the Secretary; or (iii) attending the Annual Meeting and voting in person.

The Company will bear the entire cost of soliciting the proxies. In addition to solicitation by mail, the directors, officers and other employees of the Company may solicit proxies in person, by telephone or by other means without additional compensation. The Company does not presently intend to retain professional proxy solicitation assistance or to solicit proxies otherwise than as described.

THE CHARTER PROPOSALS

On February 15, 2002, the Board of Directors adopted resolutions proposing and recommending that the stockholders of the Company approve an amendment to the Certificate of Incorporation by approving the Charter Proposals. The Charter Proposals would, among other things:

1. Establish a classified Board of Directors having three classes with staggered three-year terms;

2. Provide that any vacancy on the Board of Directors be filled only by a vote of the majority of directors then in office;

3. Eliminate the ability of the stockholders of the Company to take action by written consent without a meeting of the stockholders of the Company; and

4. Eliminate the ability of the stockholders of the Company to call special meetings of the stockholders of the Company.

Stockholders are urged to read carefully the descriptions and discussions of the Charter Proposals that follow before voting on the Charter Proposals. The Charter Proposals have a substantial anti-takeover effect and substantially limit the ability of the stockholders to remove and replace the Company's directors.

Approval of each Charter Proposal is conditioned upon the approval of all of the Charter Proposals. If any Charter Proposal is not approved, the Certificate of Incorporation will remain in effect without amendment. If all of the Charter Proposals are approved, the Company intends to amend the Certificate of Incorporation by filing a certificate of amendment in substantially the form attached hereto as Appendix A (the "Certificate of Amendment") reflecting the Charter Proposals. The Charter Proposals would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. Under Delaware law, the Company's stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Certificate of Incorporation. The Board of Directors has reserved the right under Section 242(c) of the Delaware General Corporation Law (the "DGCL") to abandon any or all of the Charter Proposals, notwithstanding approval of such Charter Proposals by the stockholders, without further action by the stockholders.

Under Article Sixth of the Certificate of Incorporation, the Board of Directors has the power and authority to amend the by-laws of the Company. If the Charter Proposals are approved, the Board of Directors intends to amend and restate the by-laws of the Company (the "By-Laws") to more closely follow and complement the amendment to the Certificate of Incorporation. A copy of the amended and restated By-Laws that the Board of Directors intends to adopt if the Charter Proposals are approved at the Annual Meeting is attached hereto as Appendix B (the "Restated By-Laws").

Pursuant to the DGCL, approval of each of the Charter Proposals will require the affirmative vote of the holders of a majority of the Company's common stock, par value $0.10 per share (the "Common Stock"). In tabulating the vote, abstentions and broker non-votes will have the same effect as a vote against the Charter Proposals.

Reasons for the Charter Proposals

The Charter Proposals are not in response to any effort, of which the Company is aware, to accumulate Common Stock or to obtain control of the Company. However, the Board of Directors has observed the relatively common use of certain coercive takeover tactics, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or corporate restructuring, proxy contest and/or partial tender offer and the related use of "two-tiered" pricing. The Board of Directors believes that the best interests of the Company's stockholders will be served if appropriate defenses to coercive tender offers or other coercive efforts to gain control of the Company are established. The overall effect of the Charter Proposals is to render more difficult the accomplishment of undesired mergers, tender offers or proxy contests, the assumption of control by an undesired principal stockholder or stockholders group, and/or the removal of current management and the Board of Directors.

The principal function of the Charter Proposals, considered as a whole and in conjunction with the Company's existing anti-takeover devices described below, is to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Board of Directors rather than through a hostile takeover bid. Even in the case of an all cash offer to all stockholders, the Charter Proposals collectively serve the further function of providing leverage for the Board of Directors to facilitate a bidding process and to negotiate for a better price for the Company's stockholders.

Existing Anti-Takeover Devices

Certificate of Incorporation. The Certificate of Incorporation does not contain provisions intended by the Company to serve as anti-takeover devices. However, the Certificate of Incorporation authorizes 20,000,000 shares of Common Stock, not all of which have been reserved or issued. These shares of authorized and available Common Stock could, within the limits imposed by applicable law and the rules of the NASDAQ National Market, be issued by the Company as a means to discourage a potential acquirer from seeking control of the Company by diluting public ownership of the Company.

The Certificate of Incorporation also authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $0.10 per share (the "Preferred Stock"), of the Company in one or more series, none of which has been reserved or issued. The Board of Directors is authorized, without any further action by the stockholders, to determine the powers, preferences, and any other rights, and the qualifications, limitations and restrictions thereof of any series and the designation thereof. Pursuant to the authority granted by this provision, the Board of Directors may designate a series of preferred stock in connection with adopting a stockholders' rights plan commonly known as a "poison pill." Stockholders' rights plans are designed to encourage potential acquirers to negotiate with a company's board of directors to preserve for stockholders the value of a company in the event of a takeover attempt, particularly if the common stock of the company is trading at prices substantially less than the company's long-term value. Rights plans reduce the likelihood that a potential acquirer who is unwilling to pay a market premium that a company's board of directors determines is sufficient will attempt to acquire stock by means of an open market accumulation, front-end loaded tender offer or other coercive or unfair takeover tactics.

In the event that the Board does approve and adopt a rights plan it would discourage unsolicited takeover bids from third parties or efforts to remove incumbent management, or make these actions more difficult to accomplish. A rights plan would have an even greater anti-takeover effect assuming that the Charter Proposals are approved. Together with the Charter Proposals, a rights plan would ensure that in the case of an unsolicited takeover offer, the Company and its stockholders would be protected from takeover attempts, or the acquisitions of a substantial block of equity, on terms which may be less favorable to its stockholders generally than would be available in transactions negotiated with and approved by the Board of Directors.

Delaware Law. Section 203 of the DGCL, which is applicable to the Company, may be deemed to have certain anti-takeover effects by prescribing certain voting requirements in instances in which there is a transaction between a publicly held Delaware corporation and an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) during the three year period following the time such person became an interested stockholder.

Although Section 214 of the DGCL provides that a corporation's certificate of incorporation may provide for cumulative voting for directors, the Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of a majority of the shares of Common Stock have the ability to elect all of the directors being elected at any annual meeting of stockholders.

Anti-Takeover Effects of the Charter Proposals

Although the Board of Directors believes that the Charter Proposals should be adopted for the reasons set forth in this Proxy Statement, the Board of Directors is aware that the Charter Proposals may have anti-takeover effects. Although the Charter Proposals are designed as protective measures for the Company's stockholders, the Charter Proposals may have the effect of preventing stockholders from realizing an opportunity to sell their shares of capital stock at higher than market prices by deterring unfriendly tender offers or other efforts to obtain control of the Company. The Charter Proposals may have the effect of entrenching the Board of Directors and management of the Company and limit the ability of the Company's stockholders to remove and replace members of the Board of Directors.

The Board of Directors believes that the Charter Proposals promote the continuity of the Company's management and its business strategies and encourage those seeking to obtain control of the Company to negotiate with management. The Board of Directors believes that if the Company is to be acquired, the interests of the stockholders will best be served by a negotiated transaction that results from careful consideration of the proposed terms, such as the availability of the benefits of the transaction to all stockholders, the price to be paid to stockholders (including minority stockholders), the form of consideration paid and tax effects of the transaction.

The Charter Proposals are not in response to any effort, of which the Company is aware, to accumulate Common Stock or to obtain control of the Company. The Board of Directors has observed the relatively common use of certain coercive takeover tactics, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or corporate restructuring, proxy contests and partial tender offers and the related use of "two-tiered" pricing. In addition, an acquirer, never intending to obtain control of a corporation, may sometimes use the threat of an unfriendly takeover bid to drive up the market price of that corporation's stock as a way to force the corporation to repurchase the acquirer's shares at a premium to avert the threat of a takeover.

The Board of Directors believes that the use of these tactics can place undue pressure on a corporation's board of directors and stockholders to act hastily and without complete information and, therefore, can be highly disruptive to a corporation as well as divert valuable corporate resources. These tactics can also result in unfair differences in treatment of stockholders between those who act immediately in response to announcements of takeover activity and those who act later or not at all. The Charter Proposals are intended to encourage potential acquirers seeking control of the Company to initiate such an acquisition through arm's length negotiations with the Board of Directors.

Even though the Board of Directors believes that the Charter Proposals, individually and collectively, would help to protect the Company's stockholders and may help the Company obtain the best price in a potential transaction, they may also have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the Company's stockholders. The Charter Proposals may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company's stockholders. If adopted, the proposal relating to the classified Board of Directors would be applicable to every election of directors, and not just those occurring after a change of control of the Company. Furthermore, the Charter Proposals may have the effect of deterring or frustrating certain types of takeover attempts that may not be approved by the incumbent directors, but that the holders of a majority of the shares of capital stock may deem to be in their best interests or in which some or all of the Company's stockholders may receive a substantial premium over the prevailing market price of their shares of capital stock.

By discouraging takeover attempts, the Charter Proposals also could have the incidental effect of inhibiting the temporary fluctuations in the market price of capital stock that often result from actual or rumored takeover attempts.

The Board of Directors recognizes that a takeover might in some circumstances be beneficial to some or all of the Company's stockholders but, nevertheless, believes that the stockholders as a whole will benefit from the adoption of the Charter Proposals. The Board of Directors further believes that it is preferable to act on the Charter Proposals now when they can be considered carefully rather than hastily during an unsolicited bid for control.

In the event that the Board of Directors were to adopt a shareholders' rights plan, commonly known as a "poison pill," the adoption of the Charter Proposals would increase the anti-takeover effect of such a rights plan. Generally such a rights plan effectively prevents the consummation of a tender offer for a large block of a company's capital stock unless the shareholder rights are otherwise redeemed by the company's board. Assuming that the Board of Directors did adopt a shareholder rights plan and in the absence of the Charter Proposals, given an attempted takeover the stockholders would generally have the ability to replace members of the Board of Directors with new members favorable to the takeover who would redeem the rights plan so that the takeover could go forward. However, by adopting the Charter Proposals, the stockholders would be limited in their ability to replace the Board of Directors and it would take two-years before the stockholders could likely replace a majority of the members of the Board of Directors, thereby substantially increasing the anti-takeover effect of a rights plan. In the event the Charter Proposals are approved, the Board of Directors may adopt a shareholder rights plan without obtaining future shareholder approval.

The Board of Directors has carefully considered the potential adverse effects of the Charter Proposals and has concluded that these effects are substantially outweighed by the benefits that the Charter Proposals, as a whole, would afford the Company and its stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote FOR the approval and adoption of each of the Charter Proposals.

Except for the possible adoption of a shareholder rights plan, which does not require shareholder approval, the Board of Directors has no current intention to propose other additional anti-takeover measures in future solicitations, although the Board of Directors may determine to propose one or more of such measures at a later date. Except for the filing of the Certificate of Amendment and the adoption of the Amended and Restated By-Laws, both as discussed above, the Board of Directors has no current intention to otherwise adopt any other anti-takeover measures, although the Board of Directors may determine to adopt one or more of such measures at a later date.

Item 1: Proposal to Institute a Classified Board of Directors

On February 15, 2002, the Board of Directors adopted a resolution proposing to amend the Certificate of Incorporation to provide for a classified Board of Directors having three classes of directors with staggered three-year terms. Under this proposal, approximately one-third of the Board of Directors would stand for election in any given year.

Effects of Proposal

The proposed classified board provisions would divide the Board of Directors into three classes of directors, with the number of directors in each class to be as nearly equal as possible, and with each class to be elected for a three-year term on a staggered basis. Directors elected at subsequent annual meetings would serve three-year terms, and the term of one class would expire each year. With a classified Board of Directors, it would generally take a stockholder holding a majority of the outstanding Common Stock two annual meetings of stockholders, rather than one, to elect a majority of the Board of Directors. Moreover, the DGCL provides that, unless a corporation's certificate of incorporation specifically provides otherwise, if a corporation has a classified board, the directors of the corporation may only be removed by the stockholders for cause. The Certificate of Incorporation will not have a provision allowing removal of directors other than for cause.

If the Charter Proposals are approved, the Certificate of Incorporation would require that any vacancies and newly created directorships will be filled exclusively by vote of a majority of the directors then in office, even if not constituting a quorum (See "Proposal to Provide for the Filling of Vacancies on the Board of Directors" below). Any director so elected by the Board of Directors to fill a vacancy would become a member of the same class as the director he or she succeeds and would hold office for the remainder of the term of that class and until his or her successor shall have been duly elected and qualified. This change will prevent someone from circumventing what the Board of Directors believes are the beneficial effects of the adoption of a staggered board by increasing the size of the Board of Directors and electing that person's hand-picked designees to fill the newly created directorships.

If the stockholders approve the proposed classified board provisions, then to place the classes of directors on a staggered basis for purposes of annual elections, the directors in Class I and Class II will initially hold office for one and two-year terms, respectively. The directors in Class I, who will initially serve a one-year term, will be eligible for re-election to a full three-year term at the annual meeting of stockholders to be held in 2003. The directors in Class II, who will initially serve a two-year term, will be eligible for re-election for full three-year terms at the Annual Meeting of Stockholders to be held in 2004. The directors in Class III, who will initially serve a full three-year term, will be eligible for re-election for a new three-year term at the Annual Meeting of Stockholders to be held in 2005. Each director will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. If the classified board proposal is approved and the nominees nominated for election to the board are elected, then William D. Davis, Jules A. del Vecchio, and Robert P. Stiller will be elected as Class I directors, William G. Hogan and Hinda Miller will be elected as Class II directors, and Kathryn S. Brooks and David E. Moran will be elected as Class III directors. Assuming that only the nominees nominated for election herein are elected at the up-coming Annual Meeting, there will be a vacant director position. The Board of Directors anticipates that any director appointed to fill such vacancy shall be designated a Class II director.

Advantages of Proposal

The Board of Directors believes that dividing the directors into three classes and providing that the directors will serve three-year terms rather than one-year terms is in the best interest of the Company and its stockholders because it should enhance the continuity and stability of the Company's management and the policies formulated by the Board of Directors. At any given time, at least two-thirds of the directors will have one or more years of experience as directors of the Company. New directors would therefore have an opportunity to become familiar with the affairs of the Company and to benefit from the experience of other members of the Board of Directors. Although the Board of Directors believes the Company has not experienced problems with continuity and stability of leadership and policy in the past, it hopes to avoid the potential for these problems in the future.

The Board of Directors also believes that classification will enhance the Company's ability to attract and retain well-qualified individuals who are able to commit the time and resources to understand the Company, its business affairs and operations. The continuity and quality of leadership that results from a classified Board of Directors should, in the opinion of the Board of Directors, promote the long-term value of the Company.

The Board of Directors also believes that the classified board provisions are in the best interests of the Company and its stockholders because they should, if adopted, reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors. With a classified board, it is more likely that a potential acquirer will initiate any attempt to acquire control of the Company through arm's length negotiations with the Board of Directors. The classified board provisions would help to ensure that the Board of Directors, if confronted by a hostile tender offer, proxy contest or other surprise proposal from a third party, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in a manner that it believes to be in the best interest of the Company and its stockholders.

The classified board provisions do not provide for the removal of directors "without cause." Allowing stockholders to remove a director without cause could be used to subvert the protections afforded by the creation of a classified Board of Directors. One method employed by takeover bidders to obtain control of a board of directors is to seek to acquire a significant percentage of a corporation's outstanding shares through a tender offer or open market purchases and, at the same time, to run a proxy contest seeking to replace the incumbent board with the hand-picked designees of the bidder who would be more willing to approve the terms of a merger or other business combination on terms that might be less favorable to the other stockholders of the corporation than those which would have been approved by the removed directors. Requiring cause to remove a director precludes the use of this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing board of directors before attempting a takeover. Thus, the absence of a provision allowing stockholders to remove a director without cause is consistent with the concept of a classified board in its intended effect of moderating the pace of a change in the Board of Directors. The classified board provisions will not prevent a negotiated acquisition of the Company with the cooperation of the Board of Directors, and a negotiated acquisition could be structured in a manner that would shift control of the Board of Directors to representatives of the acquirer as part of the transaction.

Disadvantages of Proposal

The classified board provisions will generally delay, deter or impede changes in control of the Board of Directors or the approval of certain stockholder proposals that might have the effect of facilitating changes in control of the Board of Directors, even if the holders of a majority of the Common Stock believe the changes or actions would be in their best interests. For example, classifying the Board of Directors would operate to increase the time required for someone to obtain control of the Company without the cooperation or approval of the incumbent Board of Directors, even if that person holds or acquires a majority of the voting power. Elimination of the right of stockholders to remove directors without cause will make the removal of any director more difficult (unless cause is readily apparent), even if a majority of stockholders believe removal is in their best interest. As a result, there is an increased likelihood that the classified board provisions could have the effect of making it easier for directors to remain in office for reasons relating to their own self-interest. The classified board provisions may discourage certain tender offers and other attempts to change control of the Company, even though stockholders might feel those attempts would be beneficial to them or the Company. Because tender offers for control usually involve a purchase price higher than the prevailing market price, the classified board provisions may have the effect of preventing or delaying a bid for the Company's shares that could be beneficial to the Company and its stockholders (See also "Anti-Takeover Effects of the Charter Proposals" above).

At this time the Board of Directors does not know of any offer to acquire control of the Company, nor does it know of any effort to remove any director, either for cause or without cause.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS HAVING THREE CLASSES WITH STAGGERED THREE-YEAR TERMS.

Item 2: Proposal to Provide for the Filling of Vacancies on the Board of Directors

On February 15, 2002, the Board of Directors adopted a resolution proposing to amend the Certificate of Incorporation to provide that any vacancy on the Board of Directors be filled only by a vote of the majority of directors then in office, even if not constituting a quorum.

Effects of Proposal

This proposal provides that only the remaining directors, even if less than a quorum, and not the stockholders, would have the authority to fill a vacancy on the Board of Directors. This provision is intended to further impede the rapid acquisition of control over the Board of Directors by a potential acquirer. Assuming that only the seven nominees nominated for election herein are elected at the up-coming Annual Meeting, there will be a vacancy on the Board of Directors. If this proposal is approved such vacancy would only be permitted to be filled by a vote of the majority of the Board of Directors then in office.

Advantages of Proposal

If this proposal is approved, stockholders would be prevented from filling a vacancy on the Board of Directors with their own nominees. The Board of Directors believes that the threat of removal of the Company's management in the context of an unsolicited takeover bid through a change in the composition of the Board of Directors could severely curtail the Company's ability to effectively negotiate with potential acquirers.

Disadvantages of Proposal

This proposal, particularly when considered in conjunction with the proposal to implement a staggered board of directors (See "Proposal to Institute a Classified Board of Directors" above), may have the effect of impeding or discouraging the efforts of potential acquirers to seek control of the Company (See "Anti-Takeover Effects of the Charter Proposals" above).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE THAT ANY VACANCY ON THE BOARD OF DIRECTORS BE FILLED ONLY BY A VOTE OF THE MAJORITY OF DIRECTORS THEN IN OFFICE.

Item 3: Proposal to Eliminate the Right of Stockholders to Take Action by Written Consent

Under the DGCL, unless otherwise provided in a Delaware corporation's certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders and is delivered in accordance with the procedures set forth under the DGCL. The Certificate of Incorporation is silent on the matter of stockholder action by written consent. Accordingly, Delaware law would permit the holders of a majority of the Common Stock to take such action.

On February 15, 2002, the Board of Directors adopted a resolution proposing to amend the Certificate of Incorporation to eliminate the right of stockholders to take action by written consent.

Effects of Proposal

This proposal would have the effect of eliminating action by stockholders by written consent and consequently would (i) ensure that all stockholders would have advance notice of any proposed major corporate action by stockholders; (ii) ensure that all stockholders would have an equal opportunity to participate at the meeting of stockholders where such action was being considered; (iii) enable the Company to set a record date for any stockholder voting which would reduce the possibility of disputes or confusion regarding the validity of purported stockholder action; and (iv) encourage a potential acquirer to negotiate directly with the Board of Directors.

Advantages of Proposal

The Board of Directors believes that this proposal would give all stockholders the opportunity to have their views taken into account and thereby prevent a stockholder or group of stockholders that acquires a majority of voting power from using a written consent to take a significant corporate action without a meeting of the stockholders. The Board of Directors believes that this proposal is desirable because it preserves the opportunity for a greater number of stockholders to be heard before any stockholder action is taken. The Board of Directors believes that the use of a consent procedure in lieu of a meeting and vote of stockholders is inappropriate for a publicly-owned corporation.

In addition, the Board of Directors believes that the elimination of stockholder action by written consent would help to avoid an ill-advised stockholder action in a context that might not permit the stockholders to have the full benefit of the knowledge, advice and participation of the Company's management and Board of Directors. The Board of Directors believes that this proposal would promote negotiations concerning any proposed acquisition of the Company. In the context of a proposed acquisition of the Company, the Board of Directors believes that it would be in the long-term best interests of the Company and its stockholders for the Company and any proposed acquirers to carefully negotiate the terms of the acquisition.

Disadvantages of Proposal

A provision in the Certificate of Incorporation which effectively requires a potential acquirer to negotiate with the Company's management and the Board could be characterized as increasing management's and the Board of Directors' ability to retain their positions with the Company and to resist a transaction which may be deemed advantageous by a majority of the stockholders. For this reason, this proposal may have the effect of impeding or discouraging efforts by potential bidders to obtain control of the Company (See "Anti-Takeover Effects of the Charter Proposals" above).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Item 4: Proposal to Eliminate the Right of Stockholders to Call a Special Meeting

Article II, Section 3 of the By-Laws currently allows a special meeting of the Company's stockholders to be called by the Board of Directors or the Chairman of the Board, if one shall have been elected. There is no express prohibition against stockholders calling a special meeting of stockholders.

On February 15, 2002, the Board of Directors adopted a resolution proposing to amend the Certificate of Incorporation to clarify that stockholders shall not have any right to call a special meeting of stockholders. Special meetings of the stockholders may still be called by the Board of Directors or the Chairman of the Board of Directors, if one shall have been elected.

Effects of Proposal

A common tactic of bidders attempting a takeover is to initiate a proxy contest by calling a special meeting. By clarifying that no such right exists, expensive proxy contests can be avoided outside the context of the Company's annual meeting.

Advantages of Proposal

The Board of Directors believes that this proposal would clarify an ambiguous provision of the Company's By-Laws and provide for the orderly conduct of all Company affairs at special meetings of stockholders. If the proposal is approved, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of stockholders prior to the next annual meeting or prior to such time as the Board of Directors believed such consideration to be appropriate.

Disadvantages of Proposal

This proposal may have the effect of impeding or discouraging efforts by potential bidders to obtain control of the Company. (See "Anti-Takeover Effects of the Charter Proposals" above).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE ABILITY OF STOCKHOLDERS OF THE COMPANY TO CALL SPECIAL MEETINGS OF THE STOCKHOLDERS.

Item 5: Election of Directors

At the Annual Meeting, seven directors will be elected to serve until their successors are elected and qualified. Management recommends that you vote FOR each of the nominees below. The Board knows of no reason why any nominee might be unable or unwilling to serve. Provided that the Charter Proposals are approved, those nominees that are designated as: Class I will be elected to serve for a one-year term until the 2003 Annual Meeting; Class II will be elected to serve for a two-year term until the 2004 Annual Meeting; and Class III will be elected to serve for a three-year term until the 2005 Annual Meeting. In the event that the Charter Proposals are not approved, each nominee would serve for one year until the 2003 Annual Meeting.

The Board of Directors presently has eight members, however, at this time the Board of Directors and its Nominating Committee have only nominated the following seven nominees for election at the Annual Meeting. Assuming that only the nominees listed below are elected at the Annual Meeting, there will be a vacancy on the Board of Directors. The Board of Directors and the Nominating Committee are actively reviewing potential candidates to fill this anticipated vacancy and the Board of Directors expects to fill the vacancy subsequent to the Annual Meeting. It is anticipated that Board of Directors will appoint an independent non-employee director to fill such vacancy. As a Class II Director, the appointed director would serve until the Company's 2004 Annual Meeting.

The following sets forth the names and ages of the seven nominees for election to the Board of Directors of the Company and their respective positions with the Company, to the extent applicable.

Name	Age	Position	Director Since
Nominees for Class I Directors - One Year Initial Term
William D. Davis (1)	52	Director	1993
Jules A. del Vecchio (1)(2)	58	Director	1993
Robert P. Stiller(2)	58	Chairman of the Board of Directors, President and Chief Executive Officer	1993
Nominees for Class II Directors - Two Year Initial Term
William G. Hogan	42	Vice President and Chief Financial Officer	N/A
Hinda Miller (1)(2)	51	Director	1999
Nominees for Class III Directors - Three Year Initial Term
Kathryn S. Brooks	46	Vice President of Human Resources and Organizational Development	N/A
David E. Moran (1)	48	Director	1995

(1) Member of the Audit and Compensation Committees
(2) Member of the Nominating Committee

Certain biographical information regarding each nominee is set forth below:

William D. Davis (Class I) is an owner and a board member of Rondele Acquisition LLC, d/b/a Rondele Specialty Foods. Mr. Davis joined Rondele Foods as Partner in January 1996, and became Chairman of Rondele Specialty Foods (a newly formed company) in December 1998. Mr. Davis was also President and Chief Executive Officer of ChefExpress.net, Inc., an integrated food solution company, from January 2000 to June 2001. Mr. Davis also served as Partner of Waterbury Holdings of Vermont, a specialty foods holding company, from March 1995 to December 1998. Mr. Davis was CEO of Waterbury Holdings from March 1995 through January 1998. In his association with Waterbury Holdings, Mr. Davis held the position of Partner and CEO of the company's affiliates including McKenzie LLC, All Season's Kitchen LLC, Franklin County Cheese Corporation, and Frank Hahn Incorporated.

Jules A. del Vecchio (Class I) is currently a Vice President of New York Life Insurance Company and is responsible for communications, and agent management and training. Mr. del Vecchio has been affiliated with New York Life Insurance Company since 1970.

Robert P. Stiller (Class I), founder of Roasters, has served as its President and a director since its inception in July 1981. In September 1971, Mr. Stiller co-founded Robert Burton Associates, a company engaged in the development and sale of E-Z Wider products and served as its President and director until June 1980, when Robert Burton Associates was sold.

William G. Hogan (Class II) has served as Vice President and Chief Financial Officer of Roasters since February 2002. From February 2001 to October 2001, Mr. Hogan was Vice President of Finance at a General Electric subsidiary, General Electric Quartz, Inc. From March 2000 to February 2001, Mr. Hogan was Manager of Finance - Global Services for General Electric Medical Systems. From September 1997 to February 2000, Mr. Hogan was Manager of Manufacturing, Logistics & Six Sigma Finance for General Electric Appliances. From February 1994 to January 1996, Mr. Hogan was Manager of Business Operations and Systems with Mortgage Credit Service. Prior to that, Mr. Hogan held numerous other operational, managerial and finance related positions with other General Electric subsidiaries, and small public and private corporations.

Hinda Miller (Class II) is currently President of DeForest Concepts, a consulting firm specializing in small business and the promotion of women entrepreneurs, and a member of several Boards of Directors, including Vermont Country Store and New England Culinary Institute. Ms. Miller co-founded Jogbra, Inc., in 1977, the original maker of the "jogbra" women's sports garment. Ms. Miller served as President of Jogbra, Inc., from 1977 until 1990, and continued to serve as such when the company was purchased by Playtex Apparel, Inc., in 1990. In 1991, when Playtex Apparel was sold to Sara Lee Corp., Ms. Miller continued her leadership as President until 1994. In May 1994, she became CEO of the Champion Jogbra division of Sara Lee. From January 1996 through December 1997, Ms. Miller served as Vice President of Communications for the same division.

Kathryn S. Brooks (Class III) has served as Vice President of Human Resources and Organizational Development of Roasters since April 2001. From April 1998 to April 2001, Ms. Brooks was Senior Vice President of Human Resources at Webster Bank, a financial services company. From May 1997 to April 1998, Ms. Brooks was President of Human Resources Professional Services, a management consulting company. From May 1992 to May 1997, Ms. Brooks served as Vice President of Human Resources at Bombardier Capital.

David E. Moran (Class III) is currently President of Fusion5, an innovation consulting company. From July 1992 through July 1999, Mr. Moran was a Partner in the Cambridge Group, a management consulting company focused on marketing. Before joining the Cambridge Group, he was a partner at Marketing Corporation of America from July 1984 to June 1992. Earlier in his career Mr. Moran spent ten years in brand management at General Foods and International Playtex. While at General Foods, he was Brand Manager of several of its Maxwell House coffee brands.

None of the nominees has any family relationship with any other nominee, director or officer, except for Robert P. Stiller and Jules A. del Vecchio, whose wives are sisters.

General Information Concerning the Board of Directors and its Committees

The Board of Directors of the Company met six times in fiscal 2001. During that year each of the directors attended at least 75% of the aggregate of all meetings of the Board and of all Committees of which he or she was a member.

Nominating Committee. The principal function of the Board's standing Nominating Committee is to review and recommend qualified candidates to the Board of Directors for nomination for election to the Board. Directors Stiller, del Vecchio, and Miller constituted this Committee in fiscal 2001. The Committee met three times during fiscal 2001. The Nominating Committee will consider director candidates recommended by shareholders. Recommendations may be sent to Robert D. Britt, Secretary, Green Mountain Coffee, 33 Coffee Lane, Waterbury, VT 05676.

Compensation Committee. The Board's standing Compensation Committee, composed of non-employee directors, establishes, implements and monitors the strategy, policies and plans of the Company and its subsidiaries for the compensation of all executive officers of the Company and its subsidiaries. Its duties include reviewing and determining the compensation of the executive officers of the Company and its subsidiaries, including setting any Company, subsidiary or business unit performance goals. Directors Davis, del Vecchio, Miller and Moran constituted this Committee in fiscal 2001. The Committee met five times during fiscal 2001.

Audit Committee. In fiscal 2001, the Audit Committee was composed of directors Davis, del Vecchio, Miller and Moran. The principal functions of the Audit Committee are to review the plan and results of the Company's independent audit with the Company's independent auditors and management, to review the Company's system of internal control, and to recommend the engagement or the discharge of the Company's independent auditors. A copy of the written charter of the Audit Committee was attached as Exhibit A to the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the NASD listing standards, as applicable and as may be modified or supplemented. The Committee met three times as a full committee during fiscal 2001. In addition, the Chairman of the Committee met with the PricewaterhouseCoopers audit partner and the Company's Chief Financial Officer prior to the four quarterly earnings releases in fiscal 2001. Additional information regarding the Audit Committee and the Company's independent auditors is disclosed under the heading Independent Auditors and Audit Committee Report.

The Audit Committee Report that follows, the Compensation Committee Report on page 26, and the Performance Graph on page 28, shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, neither of the reports nor the Performance Graph shall be incorporated by reference into any such filings.

Audit Committee Report

This report is furnished by the Company's Audit Committee with respect to the Company's financial statements for Fiscal 2001.

The Committee operates pursuant to a written charter, a copy of which was included in the Company's Proxy Statement for its 2001 Annual Meeting of Stockholders.

     The Company's management is responsible for the preparation and presentation of complete and accurate financial statements. The independent auditors, PricewaterhouseCoopers, LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on their audit. The Audit Committee oversees and monitors the participation of the Company's management and the independent accountants throughout the financial reporting process.

In performing its oversight role, the Audit Committee has reviewed and discussed with management of the Company the Company's audited financial statements for Fiscal 2001. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with PricewaterhouseCoopers, LLP the Company's independent auditors for Fiscal 2001, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for the Company's Fiscal 2001. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as in effect for the Company's Fiscal 2001. The Committee also has considered whether the provision of nonaudit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with PricewaterhouseCoopers, LLP the auditors' independence.

     Based on the review and discussions referred to in the foregoing paragraph, and subject to the limitations on the role and responsibilities of the Committee in the charter, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements for Fiscal 2001 be included in its Annual Report on Form 10-K for the fiscal year ended September 29, 2001, for filing with the Securities and Exchange Commission.

Submitted by the Fiscal 2001 Audit Committee

William D. Davis, Chairman
Jules A. del Vecchio
Hinda Miller
David E. Moran

Directors' Compensation

Directors who are also employees of the Company do not receive compensation for serving as directors. Non-employee directors who are not employees of the Company are paid a retainer and are reimbursed for ordinary and necessary travel expenses incurred in connection with attendance at each Board meeting. The annual retainer in fiscal 2001 was $8,000. In addition, in fiscal 2001, each non-employee director earned $2,000 per meeting attended in addition to the annual retainer of $8,000.

In addition, the Company has granted stock options from time to time to its outside directors. In fiscal 2000, it granted ten-year non-statutory options to purchase 1,000 shares each to Messrs. Davis, del Vecchio, and Moran, as well as to Ms. Miller. All of these options are exercisable at $8.969 per share and vest over four years. There were no grants of stock options in fiscal 2001.

See the section of this Proxy Statement entitled Security Ownership of Certain Beneficial Owners and Management for information as to ownership of Company securities by nominees for director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and the NASDAQ. SEC rules require reporting persons to supply the Company with copies of these reports.

Based solely on its review of the copies of such reports received and written representations from reporting persons, the Company believes that with respect to the fiscal year ended September 29, 2001, all reporting persons timely filed the required reports except for Mr. Stiller and Ms. Miller, who each filed one late report covering one transaction.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS UNDER THIS PROPOSAL.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate compensation, cash and non-cash, awarded to, earned by or paid by the Company to its President and Chief Executive Officer and to the four highest-paid executive officers whose annual compensation (consisting solely of base salary and bonus, if any) exceeded $100,000 for the fiscal year ended September 29, 2001 (the "Named Executive Officers"):

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Compensation ($)		Securities Underlying Stock Options (6)		Other Compensation ($) (7)

Robert P. Stiller	1999	251,843	100,000	193	(1)	-		-
Chairman of the Board of	2000	356,731	250,101	-		-		-
Directors, President and	2001	350,000	100,235	-		200,000	(3)	2,260
Chief Executive Officer

Robert D. Britt	1999	138,257	15,000	3,952	(1)	20,000	(2)(3)	-
Vice President, Treasurer,	2000	154,333	31,242	3,548	(1)	-		-
Secretary and Director	2001	154,275	20,859	4,905	(1)	20,000	(3)	2,260

Kevin G. McBride (5)	1999	15,574	47,000	-		150,000	(3)	-
Vice President of	2000	177,885	27,614	-		-		-
Marketing and Sales	2001	174,038	23,070	-		15,000	(3)	2,260

Stephen J. Sabol	1999	139,591	55,000	81,938	(4)	20,000	(3)	-
Vice President of	2000	142,871	47,627	5,053	(1)	-		-
Development and Director	2001	140,175	30,542	5,336	(1)	20,000	(3)	2,037

Jonathan C. Wettstein	1999	142,929	15,000	3,898	(1)	20,000	(2)(3)	-
Vice President of	2000	152,885	37,607	4,362	(1)	-		-
Operations and Director	2001	150,000	25,522	5,106	(1)	20,000	(3)	2,260

(1) Represents matching contributions to the Company's 401(k) Plan.

(2) The term of outstanding options to purchase 47,148 shares held by Mr. Britt and 47,148 shares held by Mr.Wettstein were extended on December 21, 1999 for an additional five years and now expire in 2008. The exercise price of these options exceeded the fair market value of the common stock at the date of the extension.

(3) Represents shares of common stock issuable upon exercise of options granted under the Company's 1993, 1999 and/or 2000 Stock Option Plans.
(4) Represents $77,816 of compensation related to the reimbursement of taxes paid on certain option exercise income and $4,122 of matching contributions to the Company's 401(k) Plan.
(5) Excludes compensation paid to Mr. McBride who served as a consultant to the Company prior to being hired as its Vice President of Marketing in August 1999.
(6) All share amounts presented reflect the 2-for-1 split effective January 11, 2001.

(7) Represents the market value of shares as of April 30, 2001 allocated to an account established for the Named Executive Officer's benefit pursuant to the Company's Employee Stock Ownership Plan ("ESOP").

Option Grants in Last Fiscal Year

Option Grants in last fiscal year

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share ($)	Expiration Date	Present Value at Date of Grant (2)($)
Robert P. Stiller (3)	200,000	45.0%	$14.0938	12/20/05	$1,892,000
Robert D. Britt	20,000	4.5%	9.4375	10/02/10	142,000
Kevin G. McBride	10,000	2.3%	9.4375	10/02/10	71,000
Stephen J. Sabol	20,000	4.5%	9.4375	10/02/10	142,000
Jonathan C. Wettstein	20,000	4.5%	9.4375	10/02/10	142,000

(1) The options, which were granted under the Company's 2000 Stock Option Plan, generally become exercisable over a four-year period, one quarter of such options vesting each year commencing one year after the date of the grant. All options and options price data presented in this report reflects the 2-for-1 stock split that was effective January 11, 2001.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Corporation's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Present Value at Date of Grant: an expected life of 5 years, an average volatility of 97%, no dividend yield, and a risk-free interest rate of 4.12%.

 (3) This grant represents the first option grant to Mr. Stiller since the Company went public in 1993.

Aggregated Options Exercises

The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the fiscal year ended September 29, 2001, by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES
IN THE FISCAL YEAR ENDED SEPTEMBER 29, 2001
FISCAL YEAR-END OPTION VALUES

	Shares Acquired on	Value Realized	Number of Unexercised Options at Fiscal Year-End		Value ($) of Unexercised "In-the-Money" Options at Fiscal Year-End (1)
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. Stiller	-	-	-	200,000	-	1,791,000
Robert D. Britt	102,800	2,107,000	24,544	30,000	467,000	475,000
Kevin G. McBride	57,457	962,000	54,999	65,001	1,063,000	1,199,000
Stephen J. Sabol	33,296	890,000	-	30,000	-	475,000
Jonathan C. Wettstein	61,232	1,299,000	64,296	36,000	1,214,000	596,000

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option. At September 28, 2001, the closing price quoted on the Nasdaq National Market was $23.05, and all options owned by the Named Executive Officers were "in-the-money."

On September 14, 2000, the Board of Directors of the Company adopted a resolution establishing the Green Mountain Coffee Inc., Employee Stock Ownership Plan ("ESOP"). The ESOP is qualified under sections 401(a) and 4975(e)(7) of the Internal Revenue Code. All employees of the Company, including the Named Executive Officers, with one year or more of service who are at least twenty-one years of age are eligible to participate in the Plan, in accordance with the terms of the Plan. The Company may, at its discretion, contribute shares of Company stock or cash that is used to purchase shares of Company stock. Company contributions are credited to eligible participants' accounts pro-rata based on their compensation. Plan participants become vested in their Plan benefits ratably over five years from the date of hire of the employee. The Company made a contribution of $400,000 and $200,000 to the ESOP for the fiscal year ended on September 29, 2001 and September 30, 2000, respectively. The Company loaned the ESOP $2,000,000 during the fiscal year ended on September 29, 2001 pursuant to a Loan Agreement dated April 16, 2001. During fiscal 2001, the ESOP purchased 86,300 shares of the Company's Common Stock in open market purchases as listed on the NASDAQ.

Compensation Committee Report Executive Compensation for FY 2001

The Compensation Committee of the Board of Directors is composed of outside, independent directors, none of whom is currently or was formerly an officer or employee of the Company. It is responsible for establishing and monitoring the compensation strategy, policies and plans for all executive officers of the Company and determines their compensation packages.

The Compensation Committee's fiscal year 2001 policy was to compensate the executive officers in ways that would: (1) encourage Company growth and profitability, (2) maintain market-competitive compensation, and (3) reward superior performance by the executive officers. The factors and criteria upon which the Committee determined the fiscal year 2001 base compensation of its executive officers were, with the exception of market benchmarking, subjective in nature, such as its perception of each executive officer's performance, experience, responsibilities and skills. Bonuses, except for a certain portion earned by the Vice President of Sales that was based on meeting certain sales targets, were based on three components including:

  the Company achieving certain earnings per share targets.
  the attainment of certain operating cost reductions per coffee pound sold. This portion of the bonus excluded the President and CEO and was based on a pool funded by a certain dollar amount per penny saved per coffee pound sold and was allocated by proportion to base compensation.
  lastly, a discretionary portion recommended to the Committee by the President and CEO, or, in the case of the President and CEO, a discretionary portion determined by the Committee.

The Committee believes that this approach was in the best overall interest of the Company and its stockholders.

The Compensation Committee was assisted in its review and evaluation of executive compensation by external sources. The Chief Executive Officer recommended fiscal year 2001 salary and bonus targets for each executive officer that reflected a benchmark to market by the consultants. The Committee accepted the recommendations.

The Committee established the salary and bonus for the Chief Executive Officer, which it also benchmarked to market compensation rates.

Submitted by the Fiscal 2001 Compensation Committee,

David E. Moran, Chairman
William D. Davis
Jules A. del Vecchio
Hinda Miller

Performance Graph

The following graph compares the percentage change in the cumulative total stockholder return on the Company's common stock during the period from September 28, 1996 though September 29, 2001, with the cumulative total return for (i) the Nasdaq National Market Index (U.S. Companies) and (ii) the Standard & Poor's Small Cap Non-Alcoholic Beverage Index. The comparison assumes that $100 was invested on September 28, 1996 in the Company's common stock at the closing price of $3.56, and in each of the foregoing indices, assuming reinvestment of dividends, if any. The comparison reflected in the graph and table is not intended to forecast the future performance of the Company's common stock and may not be indicative of such future performance.

	9/28/96	9/27/97	9/26/98	9/25/99	9/30/00	9/29/01
Green Mountain Coffee, Inc.	$ 100	$ 147	$ 74	$ 116	$ 265	$ 647
NASDAQ - US Index	$ 100	$ 137	$ 143	$ 227	$ 302	$ 122
S&P Beverage Small Cap Index	$ 100	$ 155	$131	$ 153	$ 146	$ 155

Employment Agreements

On September 13, 2001, Roasters entered into an employment agreement with Robert D. Britt, its Vice President, Treasurer and Secretary. The employment agreement provides that Mr. Britt will receive a minimum base annual salary of $153,303, performance based bonuses to be determined from time to time by the Board of Directors and additional compensation up to a maximum of 200% of his then base annual salary payable over 24 months in the event of a sale of all or substantially all of the stock or assets of the Company or a merger or consolidation of the Company in which the Company is not the surviving entity or any transaction or series of related transactions resulting in Mr. Stiller owning less than 45% of the Company's issued and outstanding common stock. In addition, Mr. Britt is entitled to a severance payment equal to 100% of his then base annual salary in the event that he is terminated for any reason other than (i) for cause or (ii) his voluntary resignation. The employment agreement may be terminated at any time by Roasters or Mr. Britt.

On July 1, 1993, Roasters entered into an employment agreement with Stephen J. Sabol, its former Vice President of Sales. The employment agreement provides that Mr. Sabol will receive a minimum base annual salary of $120,000 and performance based bonuses to be determined from time to time by the Board of Directors. The employment agreement may be terminated at any time by Roasters or Mr. Sabol. Mr. Sabol now serves as Vice President of Development of Roasters.

On July 1, 1993, Roasters entered into an employment agreement with Jonathan C. Wettstein, its Vice President of Operations. The employment agreement provides that Mr. Wettstein will receive a minimum base annual salary of $115,000, performance based bonuses to be determined from time to time by the Board of Directors and additional compensation up to a maximum of 100% of his then base compensation in the event of a sale of all or substantially all of the stock or assets of the Company or a merger or consolidation of the Company in which the Company is not the surviving entity. In addition, Mr. Wettstein is entitled to a severance payment consisting of 50% of his then base annual salary in the event that he is terminated for any reason other than (i) for cause or (ii) his voluntary resignation. The employment agreement may be terminated at any time by Roasters or Mr. Wettstein.

Each of the above employment agreements also provides that the officer shall not (i) disclose or use any confidential information of the Company during or after the term of his agreement, (ii) compete with the Company or any of its affiliates during the term of his agreement, or in certain circumstances, for a period of six months thereafter or (iii) recruit any employee of the Company for employment in any other business competitive with the Company for a period of one year after the termination of his agreement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity one of whose executive officers or directors is a director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of January 31, 2002 for (1) each of the Company's directors and nominees, (2) all directors and executive officers of the Company as a group, (3) each Named Executive Officer and (4) each person known by the Company to own beneficially 5% or more of the outstanding shares of its common stock:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Ownership of Common Stock Outstanding
Robert P. Stiller (1) c/o Green Mountain Coffee, Inc. 33 Coffee Lane Waterbury, Vermont 05676	3,258,442	48.1%
Robert D. Britt (2) c/o Green Mountain Coffee, Inc. 33 Coffee Lane Waterbury, Vermont 05676	32,936	0.5%
Kathryn S. Brooks c/o Green Mountain Coffee, Inc. 33 Coffee Lane Waterbury, Vermont 05676	500	0.0%
William G. Hogan c/o Green Mountain Coffee, Inc. 33 Coffee Lane Waterbury, Vermont 05676	-	0.0%
Kevin G. McBride (3) c/o Green Mountain Coffee, Inc. 33 Coffee Lane Waterbury, Vermont 05676	154,748	2.3%
Stephen J. Sabol (4) c/o Green Mountain Coffee, Inc. 33 Coffee Lane Waterbury, Vermont 05676	10,127	0.2%
Jonathan C. Wettstein (5) c/o Green Mountain Coffee, Inc. 33 Coffee Lane Waterbury, Vermont 05676	92,121	1.4%
William D. Davis (6) P.O. Box 3476 Stowe, Vermont 05672	27,250	0.4%
Jules A. del Vecchio (7) c/o New York Life Insurance Co. 51 Madison Avenue New York, New York 10010	45,398	0.7%
David E. Moran (8) c/o Fusion5 101 Franklin Street Westport, Connecticut 06880	12,750	0.2%
Hinda Miller (9) c/o Deforest Concepts 84 Deforest Heights Burlington, Vermont 05401	10,298	0.1%
Brown Capital Management (10) 1201 North Calvert Street Baltimore, Maryland 21202	787,525	11.7%
All directors and executive officers as a group (13 persons) (11)	3,781,097	53.4%

(1) Includes an aggregate of 235,740 shares of common stock held by Trusts for the benefit of Mr. Stiller's wife and children and excludes shares owned by relatives of Mr. Stiller, if any, as to which Mr. Stiller disclaims beneficial ownership. Also includes 50,000 shares of common stock for Mr. Stiller issuable upon exercise of outstanding stock options exercisable within 60 days and 141 shares of common stock which have been allocated to an account established for Mr. Stiller pursuant to the ESOP and over which he exercises sole voting power.

(2) Includes 21,496 shares of common stock for Mr. Britt issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 141 shares of common stock which have been allocated to an account established for Mr. Britt pursuant to the ESOP and over which he exercises sole voting power.

(3) Includes 33,770 shares of common stock for Mr. McBride issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 141 shares of common stock which have been allocated to an account established for Mr. McBride pursuant to the ESOP and over which he exercises sole voting power.

(4) Includes 10,000 shares of common stock for Mr. Sabol issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 127 shares of common stock which have been allocated to an account established for Mr. Sabol pursuant to the ESOP and over which he exercises sole voting power.

(5) Includes 77,296 shares of common stock for Mr. Wettstein issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 141 shares of common stock which have been allocated to an account established for Mr. Wettstein pursuant to the ESOP and over which he exercises sole voting power.

(6) Includes 3,250 shares of common stock for Mr. Davis issuable upon exercise of outstanding stock options exercisable within 60 days.

(7) Includes 32,148 shares held of record by Phyllis Brennan Huffman, Mr. del Vecchio's wife. Also includes 13,250 shares of common stock for Mr. Del Vecchio issuable upon exercise of outstanding stock options exercisable within 60 days.

(8) Includes 12,750 shares of common stock for Mr. Moran issuable upon exercise of outstanding stock options exercisable within 60 days.
(9) Includes 5,250 shares of common stock for Ms. Miller issuable upon exercise of outstanding stock options exercisable within 60 days.

(10) Information as of December 31, 2001, based solely upon a review of a statement on schedule 13 G/A filed with the Commission on February 5, 2002. The Company assumes no responsibility with respect to such information.

(11) Includes an aggregate of 352,362 shares of common stock issuable upon exercise of stock options held by certain officers of the Company that are exercisable within 60 days. Also includes 943 shares of common stock which have been allocated to accounts established for officers of the Company pursuant to the ESOP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Stiller has guaranteed the repayment of the indebtedness incurred by the Company to the Central Vermont Economic Development Corporation. See Note 8 of "Notes to Consolidated Financial Statements" in the accompanying Annual Report to Stockholders for a description of the terms of such indebtedness.

On January 5, 2001, the Compensation Committee of the Board of Directors approved a $100,000 bridge loan to Mr. McBride to facilitate the exercise of his incentive stock options. Interest accrued at the prime rate as reported in the Wall Street Journal. The principal and interest were repaid to the Company on January 11, 2001. The Compensation Committee believes the terms of this loan were no more favorable to Mr. McBride than he could obtain from institutional lending sources, and believes the loan benefited the Company by permitting Mr. McBride to exercise options without having to sell certain of his shares in the Company.

On March 21, 2000, ChefExpress.net, Inc., a company whose Chief Executive Officer and President at the time was Mr. Davis, a director of the Company, delivered a promissory note to the Company in the principal amount of $100,000 bearing an annual interest rate of 8%. In the fourth quarter of fiscal 2000, the Company converted this loan into an equity investment. During the second quarter of fiscal 2001, the Company recorded an impairment charge of $52,000 against its $104,000 minority ownership investment in ChefExpress.net, Inc. due to the fact that ChefExpress.net was experiencing a slower than expected sales ramp due to difficulties in raising adequate growth capital.

The Company used travel services provided by Heritage Flight, a company which leases privately-owned airplanes. A portion of those travel fees were for flights on an airplane owned by Sabre Mountain LLC, which is 50% owned by Spirit Too, LLC, a company whose sole owner is the CEO of Green Mountain Coffee, Inc. The amount of revenues received by Sabre Mountain from trips booked by Green Mountain Coffee amounted to $69,000.00 in the sixteen week period ended January 19, 2002.

Pursuant to the terms of a Loan Agreement dated April 16, 2001 the Company made a $2,000,000 loan to the ESOP for the purpose of acquiring shares of the Company's Common Stock for allocation to the Company's employees in accordance with the terms of the ESOP. At the end of fiscal 2001, $2,000,000 remained outstanding on the loan and the loan will accrue interest at a rate of 8.5% per annum until repayment in accordance with the terms of the Loan Agreement and the ESOP.

Any future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent and disinterested directors. Any loans to officers, directors, principal stockholders or affiliates of any of them will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the Company's independent and disinterested directors, upon their conclusion that it may reasonably be expected to benefit the Company.

FINANCIAL AND OTHER INFORMATION

The Company is mailing its 2001 Annual Report to its stockholders with this Proxy Statement. The 2001 Annual Report contains the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2001. The Company's Form 10-K for the year ended September 29, 2001 can also be accessed online at the website of the Securities and Exchange Commission, www.sec.gov.

OTHER BUSINESS

The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote as the Board of Directors directs.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal year 2001. The Company expects that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

The Corporation has not selected auditors for the current fiscal year. The Board of Directors and its Audit Committee will make this decision later in the year.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP, its subsidiaries and affiliates (collectively "PWC") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 29, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $93,500.00.

Financial Information Systems Design and Implementation Fees

The Company did not incur any fees billed by PWC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended September 29, 2001.

All Other Fees

The aggregate fees billed by PWC for services rendered to the Company, other than the services described above under Audit Fees and Financial Information Systems Design and Implementation Fees, for the fiscal year ended September 29, 2001 were $39,154.17 incurred for a finance organizational design review. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining PWC's independence.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be included in the Company's proxy materials for presentation at the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company at 33 Coffee Lane, Waterbury, Vermont, 05676 by November 6, 2002.

SEC rules provide that the Company will not have discretionary authority to vote shares under proxies it solicits concerning matters submitted by a stockholder if the stockholder submits the matter to the Company by a certain date. The applicable date prior to which discretionary authority is prohibited for the Company's 2003 Annual Meeting of Stockholders is January 20, 2003.

By order of the Board of Directors,

/s/ Robert D. Britt

Robert D. Britt

Secretary

Dated: March 4, 2002

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GREEN MOUNTAIN COFFEE, INC.

Adopted in accordance with the provisions of

Section 242 of the General Corporation Law

of the State of Delaware.

I, Robert D. Britt, Secretary of Green Mountain Coffee, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 20, 1993.

SECOND: Article SIXTH of The Certificate of Incorporation of the Corporation, as amended, is hereby further amended by deleting such article in its entirety and substituting therefore the text set forth on Exhibit A hereto. The remainder of The Certificate of Incorporation, as amended, shall remain unchanged.

THIRD: That such amendment has been (i) authorized by the holders of a majority of the issued and outstanding stock entitled to vote thereon at a meeting of the stockholders held on _______________ and (ii) duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment and caused the corporate seal of the Corporation to be affixed as of this              day of ____ 2002.

                                                                                     Robert D. Britt

                                                                                     Secretary

EXHIBIT A

SIXTH: (a) The number of Directors of the Corporation which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws but in no case shall the number be less than one.

(b) The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The classes shall be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the three-year term of service of each class staggered to expire in successive years. The directors shall be assigned to a class at the time of their election. Initially, the directors in Classes I and II will hold office for one-year and two-year terms, respectively. The directors appointed to Class I shall initially serve a one-year term and shall be eligible for re-election for a full three-year term at the Corporation's annual meeting of stockholders to be held in 2003. The directors appointed to Class II shall initially serve a two-year term and shall be eligible for re-election for a full three-year term at the annual meeting of stockholders to be held in 2004. The directors appointed to Class III shall initially serve a full three-year term and shall be eligible for re-election for new three-year terms at the annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board of Directors shall decide which class shall contain an unequal number of directors

(c) Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office (even though such number of directors may constitute less than a quorum) and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.

(d) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. In furtherance and not in limitation of the powers conferred by statute and by law the Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal By-Laws of the Corporation, without any action on the part of the stockholders.

(e) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

(f) Notwithstanding anything to the contrary contained in the By-Laws, a special meeting of the stockholders for any purpose or purposes may be called at any time or from time to time by the Chief Executive Officer, a majority of the Board of Directors or the Chairman of the Board of Directors if one has been elected. Special meetings may not be called by any other person or persons. At any special meetings, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the meeting.

APPENDIX B

AMENDED AND RESTATED BY-LAWS

OF

GREEN MOUNTAIN COFFEE, INC.

(A Delaware Corporation)

ARTICLE I
Offices

SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Dover, County of Kent.

SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

SECTION 1. Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

SECTION 2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Special Meetings. The Chief Executive Officer, a majority of the Board of Directors or the Chairman of the Board if one has been elected, may call at any time or from time to time a special meeting of stockholders. Special meetings may not be called by any other person or persons.

SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

SECTION 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 6. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the, stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in his absence or if one shall not have been elected, the President, shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION 9. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 7 of Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the Secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the Chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the Chairman of the meeting shall, or if inspectors shall not have been appointed, the Chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the Chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of Directors. Inspectors need not be stockholders.

ARTICLE III
Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. Number. The number of Directors constituting the initial Board of Directors shall be as determined in the resolutions of the Incorporator of the Corporation electing the Initial Board of Directors. Thereafter, the number of Directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors. Any decrease in the number of Directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies.

SECTION 3. Election and Qualifications. Except as otherwise provided by the Certificate of Incorporation, the Directors shall be elected by the stockholders at the annual meeting of stockholders. A Director need not be a stockholder. Each Director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

SECTION 4. Classes. The Board shall be divided into three classes: Class I, Class II and Class III. The classes shall be as nearly equal in number as the then total number of Directors constituting the entire Board permits. If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board shall decide which class shall contain an unequal number of Directors. The Directors shall be assigned to a class at the time of their election.

SECTION 5. Terms of Office. Initially, the Directors in Class I and Class II will hold office for one and two-year terms, respectively. The Directors appointed to Class I shall initially serve a one-year term and shall be eligible for re-election for a full three-year term at the Corporation's Annual Meeting of Stockholders to be held in 2003. The Directors appointed to Class II shall initially serve a two-year term and shall be eligible for re-election for a full three-year term at the Annual Meeting of Stockholders to be held in 2004. The Directors appointed to Class III shall initially serve a full three-year term and shall be eligible for re-election for a new three-year term at the Annual Meeting of Stockholders to be held in 2004. At each Annual Meeting of Stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Stockholders and each Director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

SECTION 6 Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 7. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each Annual Meeting of Stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such Annual Meeting is not so held, the Annual Meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 10 of this Article III.

SECTION 8. Regular meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more Directors of the Corporation or by the President.

SECTION 10. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 10, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each Director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopy or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any Director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 11. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the entire Board of Directors shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the Directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the Directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The Directors shall act only as a Board and the individual Directors shall have no power as such.

SECTION 12. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his absence, another Director chosen by a majority of the Directors present) shall act as Chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the Chairman shall act as Secretary of the meeting and keep the minutes thereof.

SECTION 13. Resignations. Any Director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 14. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of Directors or any other cause, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or by the sole remaining Director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each Director so elected shall hold office in the same class of his predecessor until his successor shall have been elected and qualified.

SECTION 15. Removal of Directors. Any Director may be removed for cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of Directors. For purposes of this section "cause" shall be deemed to include without limitation the termination of a Director's employment with the Company provided that the Director was an employee of the Company at the time of his or her most recent election to the Board.

SECTION 16. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of Directors for services to the Corporation in any capacity.

SECTION 17. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 18. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

SECTION 19. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV
Officers

SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one or more vice-presidents, the Secretary and the Treasurer. If the Board of Directors wishes, it may also elect as an officer of the Corporation a Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a Director. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

SECTION 4. Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall advise and counsel with the President, and in his absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 5. The President. The President shall be the Chief Executive Officer of the Corporation. He shall, in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President and Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 6. Vice-President. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

SECTION 7. Treasurer. The Treasurer shall

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

(f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 8. Secretary. The Secretary shall

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 9. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 10. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 11. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V
Stock Certificates and Their Transfer

SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VI
Indemnification of Directors and Officers

SECTION 1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys, fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of Chancery or such other court shall deem proper.

SECTION 3. Indemnification in Certain Cases. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. Procedure. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

SECTION 5. Advances for Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

SECTION 6. Rights Not-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

SECTION 8. Definition of Corporation. For the purposes of this Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

SECTION 9. Survival of Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII
General Provisions

SECTION 1. Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

ARTICLE VIII
Amendments

These By-Laws may be amended or repealed or new by-laws adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof. Any by-law made by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.

DIRECTIONS TO GREEN MOUNTAIN COFFEE ROASTERS

ADMINISTRATION & FINANCE OFFICES
81 DEMERITT PLACE
WATERBURY, VERMONT 05676

From Boston, MA Area:

  Take Interstate 93 North to Interstate 89 North.
  I-89 North crosses NH into Vermont (where the exit numbers will begin again with Exit 1).
  Take I-89 North to Vermont Exit # 10 - Waterbury/Stowe.
  Coming off the Exit ramp, take a left onto Rt. 100 South.
  You will come to a "T" at which you take a left onto Rt. 100 South/Rt. 2East (No. Main St.).
  Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).
  After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left between a Sunoco Station and a Chevrolet dealership.
  Once on Demeritt Place, go over the train tracks and you'll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Burlington, VT

  Take I-89 South to Exit 10 (Waterbury/Stowe).
  Come off the Exit 10 ramp and veer to the right onto Rt. 100 South.
  You will come to an immediate "T" at which you take a left onto Rt. 100 South/Rt. 2 East (No. Main St.)
  Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).
  After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left between a Sunoco Station and a Chevrolet dealership.
  Once on Demeritt Place, go over the train tracks and you'll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Waitsfield/Warren, VT
  Take Rt. 100 North towards Duxbury/Waterbury.
  Rt. 100 comes to a "T" with Rt. 2/Rt. 100.
  Take a left onto Rt. 2 West/Rt. 100 North.
  Go over the river and around the curve.
  Take a right onto Demeritt Place which is a small street on the right between a Chevrolet dealership and a Sunoco Station.
  Once on Demeritt Place, go over the train tracks and you'll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

For further assistance:

Call Green Mountain Coffee Roasters - Investor Services at (802) 244-5621.

PROXY CARD

GREEN MOUNTAIN COFFEE, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held April 4, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Robert P. Stiller and Robert D. Britt, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Green Mountain Coffee, Inc. (the "Company") in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth below as directed by the undersigned. The Annual Meeting will be held at the Company's offices at 81 Demeritt Place, Waterbury, Vermont on Thursday, April 4, 2002 at 10:00 a.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given. A vote against any of proposals 1, 2, 3 or 4 is a vote against each of the other proposals, because the approval of each individual proposal is conditioned upon the approval of all proposals 1, 2, 3 and 4.

  Proposal 1 - To amend the Certificate of Incorporation to institute a classified Board of Directors with staggered terms:

  [__] FOR [__] AGAINST [__] ABSTAIN

  Proposal 2 - To amend the Certificate of Incorporation to limit the filling of vacancies on the Board of Directors:

  [__] FOR [__] AGAINST [__] ABSTAIN

  Proposal 3 - To amend the Certificate of Incorporation to eliminate the right of stockholders to take action by written consent:

  [__] FOR [__] AGAINST [__] ABSTAIN

  Proposal 4 - To amend the Certificate of Incorporation to eliminate the right of stockholders to call a special meeting:

  [__] FOR [__] AGAINST [__] ABSTAIN

  Proposal 5 - To Elect Seven Directors

Nominees: Class I: Robert P. Stiller, William D. Davis, Jules A. del Vecchio; Class II: Hinda Miller, William G. Hogan; Class III: David E. Moran and Kathryn S. Brooks.

[__] FOR all nominees [__] WITHHELD from all nominees

[__] FOR, except vote withheld from the following nominees: _____________________________________________________________________

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR UNDER PROPOSAL 1, 2, 3 AND 4 AND IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this card. If it is inaccurate please include your correct address below.

Dated: _______________________________, 2002

__________________________________________
(Signature)

__________________________________________
(Signature)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.